UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 8, 2013

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619		41-0691607
(Commission File Number)		(I.R.S. Employer Identification No.)

213 Chelsea Road
Monticello, MN		55362
(Address Of Principal Executive Offices)		(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 8, 2013, WSI Industries, Inc. (the “Company”) amended and restated its Mortgage Agreement and Promissory Note and entered into a Loan Agreement with its bank.  The Mortgage Agreement amendment provided for a total new principal amount of $4,200,000 and extended the term of the Agreement until May 8, 2018.  The Promissory Note amended the interest rate to be 2.843% fixed for five years with monthly required payments of $22,964.39 under a twenty year amortization schedule.  The Loan Agreement provided for certain restrictive covenants regarding a minimum net worth, a maximum ratio of debt to tangible net worth and a quarterly fixed charge coverage ratio.

The summary of these Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to such documents, which are included as Exhibits 10.1 through 10.6 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Real Estate Mortgage Security Agreement and Financing Statement dated May 8, 2013 between WSI Industries, Inc. and BMO Harris Bank N.A.

10.2	Amended and Restated Promissory Note dated May 8, 2013 between WSI Industries, Inc. and BMO Harris Bank N.A.

10.3	Loan Agreement dated May 8, 2013 between WSI Industries, Inc. and BMO Harris Bank N.A.

10.4	Assignment of Leases and Rents dated May 8, 2013 between WSI Industries, Inc. and BMO Harris Bank N.A.

10.5	Guaranty dated May 8, 2013 between WSI Rochester, Inc. and BMO Harris Bank N.A.

10.6	Guaranty dated May 8, 2013 between WSI Industries, Co. and BMO Harris Bank N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:  /s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer

Date:  May 10, 2013